UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2025

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2025, Avalon GloboCare Corp., a Delaware corporation (the “Company”) issued two Convertible Promissory Notes (each, a “Note” and collectively, the “Notes”) to two accredited investors (each, an “Investor” and together, the “Investors”), on identical terms. Each Note had a principal amount of $100,000, bears a one-time interest charge of $30,000, and matures nine months from the date of issuance.

Pursuant to the terms of the Notes, beginning six months after the issue date, the Investors may convert the outstanding principal and accrued interest into shares of the Company’s common stock at a fixed conversion price of $1.00 per share, subject to certain adjustments as provided for in the Notes for stock splits, dividends, combinations, or reclassifications.

The Notes contains a beneficial ownership limitation that restricts the Investors from converting any portion of the Notes to the extent that, after giving effect to such conversion, the Investor, and each of them, would beneficially own more than 4.99% of the Company’s outstanding common stock. The Notes also contain an “Exchange Cap” limiting the total number of shares issuable under each Note to no more than 19.99% of the Company’s outstanding common stock, unless and until shareholder approval is obtained in accordance with Nasdaq Listing Rule 5635(d).

The Company may prepay the Notes at any time without penalty. The Notes are unsecured and ranks junior to all secured indebtedness of the Company. In the event of default, including failure to pay amounts when due, bankruptcy, or breach of material covenants, the Notes becomes immediately due and payable, and the Investors may elect to receive payment in cash or in shares of common stock in accordance with the conversion formula.

As consideration for the Investors’ purchase of the Notes, the Company agreed to issue 5,000 shares of restricted common stock to each Investor as a commitment fee (the “Commitment Shares”). The Commitment Shares were deemed fully earned as of the issue date.

The foregoing description of the terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the copy of the Notes, filed hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note between the Company and Anthony Macaluso, dated July 3, 2025
10.2	Promissory Note between the Company and Lawrence Bruno, dated July 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: July 9, 2025	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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